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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       HARRAH'S ENTERTAINMENT, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                           EMPLOYEE COMMUNICATION


                              PROXY INFORMATION


Normally stockholders of Harrah's Entertainment receive one proxy for their annual meeting voting. This year, some stockholders could receive as many as four. First, a proxy is included with annual report mailings. Second, the Hotel Employees and Restaurant Employees International Union has undertaken a proxy solicitation attempting to amend Harrah's bylaws to require the Company to redeem the rights issued under its "Stockholder Rights Plan" and not to adopt or maintain such a plan without majority stockholder approval. It is possible that as a stockholder you will receive a blue proxy card from the Union asking for a vote to rescind the Stockholder Rights Plan.

Because the Harrah's Entertainment Board of Directors opposes the Union proposal, a third proxy card is being mailed by the Company asking stockholders to vote against the Union proposal. Additionally, the trustees of the S&RP are mailing a separate (fourth) proxy card (along with solicitation materials from the Company and the Union) to participants in the ESOP and Company Stock Fund so that plan participants can instruct the trustees how to vote shares allocated to their ESOP and Company Stock Funds accounts on the Union proposal. These two proxy cards are white with a red stripe.

You may vote any or all of the cards although, of course, you only get one vote per share. If your vote on one card is inconsistent with your vote on another card, the latest dated card will be the one used. And you should also note that your votes that pertain to Company Stock Fund shares will only be counted on the Union proposal.